Exhibit 1

KPMG LLP
Chartered Accountants
PO Box 10426 777 Dunsmuir Street	Telephone (604) 691-3000
Vancouver BC V7Y 1K3	Telefax (604) 691-3031
Canada	www.kpmg.ca

ACCOUNTANTS’ CONSENT

The Board of Directors
Bennett Environmental Inc.

We consent to the use of our report, dated January 23, 2004, except for Note 17, which is as of February 3, 2004, included in this annual report on Form 40-F.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
February 3, 2004